Exhibit 10.9

Generate Lending, LLC

555 De Haro Street, Suite 300

San Francisco, California 94107

October 30th, 2019

Fuel Cell Energy Finance II, LLC

c/o FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, Connecticut 06810

Ladies and Gentlemen:

Reference is made to (i) the Construction Loan Agreement, dated December 21, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, collectively, the “Loan Agreement”; capitalized terms used herein and not otherwise defined have the same meanings herein as in the Loan Agreement), by and among FuelCell Energy Finance II, LLC (the “Borrower”), certain of its subsidiaries, as the “Project Company Guarantors” (collectively, the “Subsidiaries”, and each, a “Subsidiary”) and Generate Lending, LLC (“Lender”), (ii) the Pledge and Security Agreement, dated as of December 21, 2018, by and among Borrower, the Subsidiaries, and Lender, (iii) the Pledge Agreement between FuelCell Energy Finance, LLC (“Holdco”) and Lender, dated as of December 21, 2018, (iv) the Guaranty Agreement between FuelCell Energy, Inc. (the “Parent”) and Lender, dated as of December 21, 2018, and (v) all other associated documents executed or entered into in connection with the Loan Agreement and any of the foregoing, including but not limited to each of the other Loan Documents, in each case, as amended, restated, supplemented or otherwise modified through the date hereof.

We understand that on the Payoff Date (as defined below) Borrower intends (i) to repay in full all of the Obligations of Borrower to Lender under or in respect of the Loan Agreement and the other Loan Documents, and (ii) to terminate any commitment of Lender, if any, to make additional advances to Borrower.

1.This letter will confirm that, if remitted on or prior to on or before 2:00 p.m. (San Francisco, California time) on October 31, 2019 (the “Payoff Date”), the amount necessary to pay in full the Obligations is $7,061,948.92 (the “Payoff Amount”).  Please transfer the Payoff Amount to Lender’s account at Wells Fargo Bank (ABA No. XXXXXXXXX), Account No. XXXXXXXXX, referencing FuelCell Energy Finance II, LLC by wire transfer of immediately available funds, for receipt no later than 2:00 p.m., San Francisco, California time, on the Payoff Date.

2.Upon Lender’s receipt of the Payoff Amount, by wire transfer of immediately available funds and a fully-executed counterpart of this letter signed by Borrower, (i) all of the Obligations shall be terminated and satisfied in full;  provided, however, that any indemnification obligations of Borrower, Parent, Holdco or any Subsidiary that by their terms survive the repayment of the Obligations shall remain in full force and effect; (ii) all commitments and other obligations of Lender to Borrower or any Subsidiary under any of the Loan Documents, including the commitment, if any, of Lender to make any Loan, shall automatically terminate, and Lender shall have no further obligation to make any loans, issue letters of credit, or make financial accommodations or other extensions of credit to the Borrower or any Subsidiary under any of the Loan Documents or otherwise; (iii) each of the Loan Documents shall automatically terminate and be of no further force and effect (except for any provisions under any of the Loan Documents that by their terms survive the repayment of the Obligations, which provisions shall remain in full force and effect); (iv) all security interests, guarantees and liens created as security for the Obligations (including, but not limited to, the Collateral), in each case, granted to Lender pursuant to the Security Agreement or any other Loan Document will be automatically released; (v) Lender authorizes Borrower or its agents (including Borrower’s counsel), to file UCC termination statements for all UCC financing statements filed by Lender against the Borrower or any Subsidiary as Debtor and encumbering the Collateral; and (vi) Lender will execute and deliver to Borrower, at its request and expense, such additional discharges of security interests, pledges, guarantees, documents, instruments or other releases (all of which shall be prepared by Borrower, without recourse or warranty to Lender and otherwise in form and substance reasonably satisfactory to Lender) as Borrower may reasonably request to further evidence the termination of all such security interests or pledges.  For the avoidance of doubt, except as set forth herein, this letter does not include any payoff or release information pertaining to any other indebtedness, obligation or liability that may be due or owing to Generate Lending, LLC or to any of its affiliates or subsidiaries.

3.Borrower acknowledges that the amounts referred to in Paragraph 1 above are enforceable obligations of Borrower owed to Lender pursuant to the provisions of the Loan Documents and confirms its agreement to the terms and provisions of this letter by returning to Lender a signed counterpart of this letter. This letter may be executed by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one agreement.

4.BORROWER, BY EXECUTION BELOW, RELEASES, DISCHARGES AND ACQUITS LENDER AND ITS OFFICERS, DIRECTORS, AGENTS, ATTORNEYS AND EMPLOYEES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, FROM ALL OBLIGATIONS TO BORROWER (AND ITS SUCCESSORS AND ASSIGNS) AND FROM ANY AND ALL CLAIMS, DEMANDS, DEBTS, ACCOUNTS, CONTRACTS, LIABILITIES, ACTIONS AND CAUSES OF ACTIONS, WHETHER IN LAW OR IN EQUITY, ARISING OUT OF THIS LETTER, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS THAT BORROWER AT ANY TIME HAD OR HAS, OR THAT ITS SUCCESSORS AND ASSIGNS HEREAFTER CAN OR MAY HAVE AGAINST LENDER OR ITS OFFICERS, DIRECTORS, AGENTS, ATTORNEYS OR EMPLOYEES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

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Exhibit 10.9

Very truly yours,

GENERATE LENDING, LLC
a Delaware limited liability company

By:	/s/ Matan Friedman
	Name:	Matan Friedman
	Title:	Manager

AGREED AND ACCEPTED BY:
FuelCell Energy Finance II, LLC

By:	/s/ Michael S. Bishop
	Name:	Michael S. Bishop
	Title:	Executive Vice President, Chief Financial Officer and Treasurer